EXHIBIT 10.2

CONVERTIBLE PROMISSORY NOTE

$312,500                                                                                                                             January 26, 2011

FOR VALUE RECEIVED, TOTAL NUTRACEUTICAL SOLUTIONS, INC., a Nevada corporation (the "Company"), promises to pay to the order of Delta Group Investments Limited, (the "Holder") (collectively, the “Parties”), the sum of Three Hundred Thousand Dollars ($312,500) in legal and lawful money of the United States of America, together with interest from the date hereof on the principal amount from time to time remaining unpaid as provided below.

This Convertible Promissory Note is being entered into by the Parties to pay in full and replace the previous Convertible Promissory Note issued on March 26, 2010 in the principal amount of $300,000 with accrued interest of $12,500 to the date of this Note.

Payment for all amounts due hereunder shall be made at the principal office of Holder at Room 2204, 22F, Shun Tak Centre, West Tower 200 Connaught Road Central, Hong Kong or such other address as the Holder may hereafter direct in writing.

The following is a statement of the rights of the Holder of this Convertible Promissory Note and the conditions to which this Note is subject, and to which the Holder hereof, by the acceptance of this Note agree:

1.

Interest/Debt Service.  This Note shall bear simple interest at the rate of 5% per annum on the unpaid principal balance of this Note from the date of this Note until June 30, 2012 (the "Maturity Date").  All unpaid principal and interest shall be payable in full on the maturity date.  Any prepayments under Section 4 shall be applied first to the accrued and unpaid interest and then to the unpaid principal balance of this Note.

2.

Events of Default.  If any of the events specified in this Section 2 shall occur (herein individually referred to as an "Event of Default"), the Holder of this Note may, at the Holder’s option, in addition to any other rights the Holder may have in equity or at law, declare this Note mature, and all sums owing hereon and under any instrument or agreement executed in connection with this Note shall be due and payable immediately without presentment, protest, demand, notice of intention to accelerate, notice of acceleration, notice of non-payment, notice of protest, or other notice of any kind, all of which are hereby expressly waived by the Company:

(i)

The institution by the Company of proceedings to be adjudicated as bankrupt or insolvent, or the consent by it to institution of bankruptcy or insolvency proceedings against it or the filing by it of a petition or answer or consent seeking reorganization or release under the federal Bankruptcy Act, or any other applicable federal or state law, or the consent by it to the filing of any such petition or the appointment of a receiver, liquidator, assignee, trustee or other similar official of the Company, or of any substantial part of its property, or the making by it of an assignment for the benefit of creditors, or the taking of corporate action by the Company in furtherance of any such action; or

(ii)

If, within sixty (60) days after the commencement of an action against the Company (and service of process in connection therewith on the Company) seeking any bankruptcy, insolvency, reorganization, liquidation, dissolution or similar relief under any present or future statute, law or regulation, such action shall not have been resolved in favor of the Company or all orders or proceedings thereunder affecting the operations or the business of the Company stayed, or if the stay of any such order or proceeding shall thereafter be set aside, or if, within sixty (60) days after the appointment without the consent or acquiescence of the Company of any trustee, receiver or liquidator of the Company or of all or any substantial part of the properties of the Company, such appointment shall not have been vacated; or

3.

Waivers.  Unless otherwise specifically set forth in this Note, the Company waives (i) all  notices, demands and presentments for payments, (ii) all notices of non-payment, default, intention to accelerate maturity, acceleration of maturity, protest and dishonor, and (iii) diligence in taking any action to collect amounts hereunder and in the handling of any collateral securing this Note.

4.

Prepayment.  The Company shall have the right to prepay some or all of the outstanding principal and interest due on this Note at any time prior to the Maturity Date.

5.

Conversion.

5.1

Voluntary Conversion.  The Holder has the right, at their option, at any time prior to payment in full of the principal balance of this Note, to convert this Note, in accordance with the provisions of Section 5.2 hereof, in whole or in part, into fully paid and nonassessable shares of Restricted Common Stock, $0.001 par value per share of the Company (the "Common Stock").  The number of shares of Common Stock into which this Note may be converted ("Conversion Shares") will be calculated at the rate of the $0.06 per share, provided however, that the number of Conversion Shares that may be acquired by the Holder shall not exceed that number of shares that would cause the beneficial ownership of the Holder to equal or exceed 5% of the outstanding shares of the Company at the time of conversion.  In the event the Holder converts all or a portion of their principal balance to restricted common stock, the Company agrees that the Conversion Shares will have piggy-back registration rights.

5.2

Conversion Procedure by Holder.  In the event that the Holder shall exercise their right to convert this Note into shares of Common Stock, they first shall provide ten days written notice to the Holder and request the Company and to provide to the Company the name or names in which the certificate or certificates for shares of Common Stock are to be issued and the number of shares which shall be included in such certificates.  The Company shall, as soon as practicable, thereafter, and at its expense, issue and deliver at such office to the Holder of this Note, a certificate or certificates for the number of shares of Common Stock to which the Holder of this Note shall be entitled as aforesaid.  Such conversion shall be deemed to have been made immediately prior to the close of business on the date of such surrender of this Note, and the person or persons entitled to receive the shares of Common

Stock issuable upon such conversion shall be treated for all purposes as the record holder or Holder of such shares of Common Stock as of such date.

5.3

Delivery of Stock Certificates.  As promptly as practicable after the conversion of this Note by either the Company or the Holder, the Company, at its expense, will issue and deliver to the Holder of this Note a certificate or certificates for the number of full shares of Common Stock issuable upon such conversion.  The Holder acknowledges that such shares will be legended, if and as required by applicable state and federal securities laws.

5.4

Mechanics and Effect of Conversion.  No fractional shares of Common Stock shall be issued upon conversion of this Note.  In lieu of the Company’s issuing any fractional shares to the Holder upon the conversion of this Note, the Company shall, except in the event of a partial conversion, pay to the Holder the amount of outstanding principal and accrued and unpaid interest that is not so converted, such payment to be in the form as provided below.  Upon conversion of the Note, the Company shall deliver, in addition to the certificates referenced in Sections 5.2 and 5.3 above, (i) in the event of a conversion of the entire principal balance and accrued and unpaid interest hereon (a "Complete Conversion"), a check payable to the Holder of any cash amounts payable as described above or (ii) in the event of a partial conversion of the Note, a new Note in the form and having the same terms hereof, dated as of the date of the conversion of this Note and having an original principal balance equal to the outstanding principal balance and accrued and unpaid interest hereon, after giving effect to such partial conversion.  Upon a Complete Conversion of this Note, the Company shall be forever released from all of its obligation and liabilities under this Note, except the Company shall be obligated to pay the Holder, within ten (10) days after the date of such conversion, any interest accrued and unpaid or unconverted to and including the date of such conversion, and no more.

6.

Conversion Price Adjustments.

6.1

Adjustments for Stock Splits and Subdivisions.  In the event the Company should at any time or from time to time after the date of issuance hereof fix a record date for the effectuation of a split or subdivision of the outstanding shares of Common Stock or the determination of Holder of Common Stock entitled to receive a dividend or other distribution payable in additional shares of Common Stock or other securities or rights convertible into, or entitling the holder thereof to receive directly or indirectly, additional shares of Common Stock (hereinafter referred to as "Common Stock Equivalents") without payment of any consideration by such holder of the additional shares of Common Stock or the Common Stock Equivalents (including the additional shares of Common Stock issuable upon conversion or exercise thereof), then, as of such record date (or the date of such dividend distribution, split or subdivision if no record date is fixed), the Conversion Price shall be decreased or increased as may be appropriate.

6.2

Adjustments for Reverse Stock Splits.  If the number of shares of Common Stock outstanding at any time after the date hereof is decreased by a combination of the outstanding shares of Common Stock, then, following the record date of such combination, the Conversion Price shall be appropriately increased.

6.3

Reservation of Stock Issuable Upon Conversion.  The Company shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock solely for the purpose of effecting the conversion of the Note such number of shares of Common Stock as shall from time to time be sufficient to effect the conversion of the Note; and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of the entire outstanding principal amount of this Note, the Company will use its best efforts to take such corporate action as may be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purposes.

7.

Warrants.  The Company, at the issuance of this Note, will issue a three year Common Stock Purchase Warrant to purchase 600,000 shares of common stock of the Company at $0.12 per share.  A Warrant Agreement is attached hereto as Exhibit A.

8.

Assignment.  This Note shall be binding upon the Company and its successors, assigns, heirs and representatives, and shall inure to the benefit of the Holder and its successors and assigns.

9.

Waiver and Amendment.  Any provision of this Note may be amended, waived or modified upon the written consent of the Company and the Holder of this Note.  The Company hereby waives any and all defenses it may have to the enforcement by the Holder of this Note.

10.

Transfer of this Note or Securities Issuable on Conversion Hereof.  This Note may be sold, transferred, assigned or otherwise disposed of by the Holder.  With respect to any proposed sale, transfer, assignment or other disposition of this Note or securities into which such Note may be converted, the Holder will give written notice to the Company prior thereto, describing briefly the manner thereof, together with a written opinion of the Holder’s counsel, if the Company should require, to the effect that such offer, sale or other distribution may be effected without registration or qualification (under any federal or state law then in effect).

It is the intention of the parties that this Note shall be a negotiable instrument.  Any provision of this Note which precludes this Note from being a negotiable instrument shall be deemed waived.

Each Note thus transferred and each certificate representing the Notes thus transferred shall bear a legend as to the applicable restrictions on transferability in order to ensure compliance with the Act, unless in the opinion of counsel for the Company such legend is not required in order to ensure compliance with the Act.

11.

Notices.  Any notice, request or other communication required or permitted hereunder shall be in writing and shall be deemed to have been duly given if personally delivered or if mailed by registered or certified mail, postage prepaid, at the respective addresses of the parties as set forth below:

If to the Company:

P.O. Box 910

Stevenson, WA 98648

If to the Holder:

Room 2204, 22F, Shun Tak Centre, West Tower

200 Connaught Road Central

Hong Kong

Any party hereto may by notice so given change its address for future notice hereunder.  Notice shall conclusively be deemed to have been given when personally delivered or when deposited in the mail or telegraphed in the manner set forth above and shall be deemed to have been received when delivered.

12.

No Stockholder Rights.  Nothing contained in this Note shall be construed as conferring upon the Holder or any other person the right to vote or to consent or to receive notice as a stockholder in respect of meetings of stockholders for the election of directors of the Company or any other matters or any rights whatsoever as a stockholder of the Company, and no dividends shall be payable or accrued in respect of this Note or the interest represented hereby or the Conversion Shares obtainable hereunder until, and only to the extent that, this Note shall have been converted.

13.

Failure or Indulgency Not Waiver.  No failure or delay on the part of the Holder hereof in the exercise of any power, right, or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right of privilege preclude other or further exercise thereof or of any other right, power or privilege.  All rights and remedies existing hereunder are cumulative to, and not exclusive of, any rights or remedies otherwise available.

14.

Attorneys’ Fees.  If (i) this Note is not paid at maturity, howsoever such maturity may be brought about, and the same is placed in the hands of an attorney for collection, and/or if this Note is collected by suit or through bankruptcy, probate, or other legal proceedings, and/or (ii) the Company in any other way breaches any obligation(s) hereunder, the Company agrees to pay all attorneys’ fees and other costs incurred by the Holder in connection therewith.

15.

Governing Law.  This Agreement shall be governed by and construed in accordance with the laws of the State of Nevada, excluding that body of law relating to conflict of laws.

16.

Usury Laws.  This Note shall at all times be in strict compliance with applicable usury laws.  If at any time any interest contracted for, charged or received under this Note or otherwise in connection with this Note would be usurious under applicable law, then regardless of the provisions of this Note or any action or event (including, without limitation, prepayment of principal hereunder  or acceleration of maturity) which may occur with respect to this Note, it is agreed that all sums that would otherwise be usurious shall be immediately credited as a payment of principal hereunder, or if this Note has already been paid, immediately refunded to the Company.  All compensation which constitutes interest under applicable law in connection with this Note shall be amortized, prorated, allocated and spread over the full period of time any indebtedness that is owing under this Note, to the greatest extent permissible without exceeding the maximum rate of interest allowed by applicable law from time to time during such period.

17.

Piggyback Registration Rights.

The Corporation shall notify the Holder in writing prior to the filing of any registration statement under the Securities Act for purposes of a public offering of securities of the Corporation (other than a registration statement on Form S-8) and will afford the Holder an opportunity to include in such registration statement, at the Corporation’s expense, all or part of the Conversion Shares.  If the Holder desires to include in any such registrations statement all or any part of the Conversion Shares, it shall, within 10 days after the above described notice from the Corporation, so notify the Corporation in writing.  Such notice shall state the intended method of disposition of the Conversion Shares by the Holder.

18.

Headings; References.  All headings used herein are used for convenience only and shall not be used to construe or interpret this Note.  Except where otherwise indicated, all references herein to Sections refer to Sections hereof.

19.

Arbitration.  Any controversy or claim related to or arising out of this transaction shall be settled by arbitration, conducted on a confidential basis, under the U.S. Arbitration Act, if applicable, or the Uniform Arbitration Act as adopted in Illinois, and the then current Commercial Arbitration Rules of the American Arbitration Association ("Association") strictly in accordance with the terms of this Agreement and the substantive law of Illinois.

The arbitration shall be conducted at the Association’s regional office in Boise, Idaho by three arbitrators.  Judgment upon the arbitrators’ award may be entered and enforced in any court of competent jurisdiction.

Neither party shall institute a proceeding hereunder unless at least fifteen days prior thereto such party shall have furnished to the other written notice by registered mail of its intent to do so.  Neither party shall be precluded hereby from seeking provisional remedies in the courts of any jurisdiction including, but not limited to, temporary restraining orders and preliminary injunctions, to protect its rights and interests, but such shall not be sought as a means to avoid or stay arbitration.

                                                                       TOTAL NUTRACEUTICAL SOLUTIONS, INC.

                                                                       (the "COMPANY")

                                                                        By:  /s/ Marvin S. Hausman, M.D.

                                                                        Title:  Chief Executive Officer

Dated:  February 16, 2011

ACCEPTED BY:

DELTA GROUP INVESTMENTS LIMITED

(the “Holder”)

                                                                        By:  /s/ Ed Wong

                                                                 On behalf of Anka Consultants Limited

                                                            Title:  Director

                                                                         Date:  February 21, 2011